UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 30, 2010

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (770) 933-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former Name Or Former Address, If Changed Since Last Report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

(b)	Harry R. Alvis announced his retirement from his employment with SunLink Health Systems, Inc. (“SunLink”) effective as of December 31, 2010, and effectively immediately, has stepped down from his position as Chief Operating Officer of SunLink. Mr. Alvis had no disagreements with the Company.

(c)	On November 30, 2010, A. Ronald Turner was named Chief Operating Officer of SunLink. Mr. Turner, 65, is an entrepreneur, experienced hospital management company executive, and CPA who has worked as an Independent Management Consultant since August 2009. Mr. Turner co-founded Associated Healthcare Systems, Inc. and served as its Chairman, President and CEO from April 1999 to December 2009. From July 1985 to April 1999, Mr. Turner was a private investor and management consultant who, among other things, lead the merger, acquisition, and financing activities for a number of hospital and other healthcare industry transactions. Mr. Turner served as the President and Chief Operating Officer of Health Group Inc. from August 1982 to July 1985. Mr. Turner co-founded Southern Health Services, Inc. and served as its President and Chief Operating Officer from December 1978 to August 1982. Prior to December 1978, Mr. Turner practiced as a CPA in Arthur Young & Company’s National Healthcare Group and with Ernst & Whinney.

On October 1, 2007, Associated Healthcare Systems, Inc. filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Middle District of Tennessee located in Nashville, Tennessee. Associated Healthcare Systems, Inc. completed the liquidation of its assets and the Chapter 11 case was dismissed on December 30, 2009. Mr. Turner was Chairman, President and CEO of Associated Healthcare Systems, Inc. from April 1999 to December 2009.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release of SunLink Health Systems, Inc. announcing retirement of Harry R. Alvis as Chief Operating Officer of SunLink Health Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/S/ MARK J. STOCKSLAGER
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

Dated: December 3, 2010

Exhibit Index

99.1	Press Release of SunLink Health Systems, Inc. announcing retirement of Harry R. Alvis as Chief Operating Officer of SunLink Health Systems, Inc.